                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (Date of earliest event reported)
                                   October 17, 2008


                       AMERICAN ENVIRONMENTAL ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)


                                   33-38119-C
                            (Commission File Number)

                                   41-1619632
                      (IRS Employer Identification Number)

                              650 Town Center Drive
                                    Suite 860
                          Costa Mesa, California 92626
                    (Address of principal executive offices)

                                 (866) 671-7571
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

     (1) On October 17, 2008, the Company entered into a Membership Interest Purchase Agreement (the "Membership Interest Purchase Agreement") with Equinox Carbon Equities, LLC, a Nevada limited liability company ("Equinox"), for the purchase of an eighty percent (80%) membership interest in Equinox, for a purchase price consisting of (i)$300,000.00 in cash and (ii) 900,000 shares of Series A Preferred Stock of the Company. Upon the Closing of the transaction, 300,000 of the shares shall be immediately vested, and thereafter an additional 300,000 shares shall vest if Equinox achieves a pre-tax net profit, of not less than $5,000,000 for the 12 calendar months following the Closing Date of the Initial Offering as described below. The last 300,000 Shares shall vest if Equinox achieves a pre-tax net profit, of not less than $10,000,000 for the 12 calendar months following the 12 calendar months after the Closing. Also included was delivery by the Company of an additional $125,000 as a payment of a portion of the Initial Offering.

     The Initial Offering is a private placement for Equinox whereby the Company shall use commercially reasonable efforts to identify a bridge lender or investor to invest at least $6,000,000 in Equinox in three tranches as follows:
(1) at least $2 million will be invested in Equinox within 90 days after the Closing of the Membership Interest Agreement; (2) at least $4 million will be invested in Equinox within 180 days after the Closing of the Membership Interest Agreement; 3)at least $6 million in the aggregate will be invested in Equinox within 270 days After the Closing of the Membership Interest Agreement.

     Additionally, subject to market conditions and the availability of an underwriter, the Company will use commercially reasonable efforts to engage an investment bank to conduct a firm commitment public offering of Equinox securities to raise approximately $25 million for alternative energy projects and funding the carbon credit trading program and as otherwise approved.

     If the Company is unable to timely arrange for any tranches of the Initial Offering, the initial Members of Equinox, as their sole remedy at law, shall receive warrants to purchase 1,000,000 shares of Company Common Stock at an exercise price of $0.01 per share for each breach (up to an Aggregate of 3,000,000 shares). If the Company fails to raise or invest in Equinox gross proceeds of at least $6 million in the Initial Offering on or before the date that is one year after the Closing of the Membership Interest Purchase Agreement, the Initial Members of Equinox shall have an irrevocable, exclusive option to repurchase thirty-one percent (31%) of the transferred membership interest from the Company, which shall be reduced proportionately to the extent Equinox receives any equity or debt investment prior to the date that is one year after the Closing. The purchase price for the 31% interest shall be One Dollar ($1.00).

     As part of the Closing of the Membership Interest Purchase Agreement, each initial member of Equinox shall also enter into an Employment Agreement with Equinox. Prior to the Membership Interest Purchase Agreement, Equinox was an unrelated party upon consummation of the Closing, Equinox shall be a majority owned subsidiary of the Company.

     (2) On October 21, 2008, the Company entered into an Advisory Board Membership Agreement (the "Advisory Agreement") with William Karambelas. The Advisory Agreement is for an indefinite term at the pleasure of the Board. Mr. Karambelas has agreed to be available up to 20 hours per month by telephone and for occasional personal meetings with the Company's Board of Directors or Chief Executive Officer to advise the Company's executive team on various strategic matters. As compensation for his advisory services, Mr. Karambelas will receive an option to purchase 60,000 shares of the Company's Common Stock, pending Board approval, at an exercise price equal to the fair market value on the date of Board Approval. The option shall vest quarterly over a three-year period and vesting shall be accelerated in full upon a change of control of the Company due to an acquisition. Any unvested options shall be forfeited upon termination of the Advisory Agreement.

     The Company shall also reimburse Mr. Karambelas on a monthly basis, for all usual reasonable and necessary expenses paid or incurred by him in connection with, or related to, his performance of services under the Advisory Agreement. The Company may terminate the Advisory Agreement at any time upon written notice, including e-mail notice, with such termination being effective when the writing is sent.


Item 8.01     Other Events

      The Board of Directors of the Company has established a Board of Advisors. The Board of Advisors shall consist of individuals who may or may not be stockholders or directors of the Company. The purpose of the Board of Advisors is to advise the officers and directors of the company with respect to such matters as such officers and directors shall choose, and any other such matters which the members of the Board of Advisors shall deem appropriate in furtherance of the best interest of the Company. Meetings of the Board of Advisors shall be called by the Board of Directors. The Board of Directors may eliminate the Board of Advisors at any time. No member of the Board of Advisors, nor the Board of Advisors, itself shall have any authority within the corporation or any decision making power and shall be merely advisory in nature.

     The Company has appointed Mr. William Karambelas as an Advisory Board member as of October 21, 2008 and has entered into an Advisory Board Membership Agreement. See Item 1.01(2) above.


Item 9.01   Financial Statements and Exhibits

(c)      Exhibits

10.10    Membership Interest Purchase Agreement dated October 17, 2008.


10.11    Advisory Board Membership Agreement dated October 21, 2008





                                      # # #

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              AMERICAN ENVIRONMENTAL ENERGY, INC.
                              (Registrant)



                              By: /s/ Brent A. Brewer
                                  ----------------------------------------------
                                  Name: Brent A. Brewer
                                  Title: Chairman of the Board, President,
                                  Principal Executive Officer,
                                  Interim Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary




Date: October 23, 2008